EXHIBIT 10.4

EXECUTION COPY

THIRD AMENDMENT
TO
REVOLVING CREDIT AGREEMENT

     Third Amendment to Revolving Credit Agreement, dated as of October 6, 2004 (this “Third Amendment”), by and among MICHAELS STORES, INC., a Delaware corporation (the “Borrower”) and FLEET NATIONAL BANK and the other lending institutions listed on Schedule 1 to the Credit Agreement (as hereinafter defined) (collectively, the “Banks”) and FLEET NATIONAL BANK in its capacity as administrative agent for the Banks (the “Agent”). Terms not otherwise defined herein which are defined in the Revolving Credit Agreement, dated as of May 1, 2001 (as amended and in effect from time to time, the “Credit Agreement”), by and among the Borrower, the Banks and the Agent, shall have the respective meanings herein assigned to such terms in the Credit Agreement.

     WHEREAS, the Borrower has requested that the Banks and the Agent modify certain provisions of the Credit Agreement; and

     WHEREAS, the Banks and the Agent have agreed to honor such requests upon the terms and subject to the conditions contained herein;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     §1. Amendment to §1.1 of The Credit Agreement. Section 1.1 of the Credit Agreement is hereby amended as follows:

     (a) The definition of “Revolving Credit Loan Maturity Date” is hereby amended by deleting such definition in its entirety and restating it as follows:

     “Revolving Credit Loan Maturity Date. April 30, 2006.”

     (b) The definition of “Senior Notes Indenture” is hereby amended by deleting such definition in its entirety and restating it as follows:

“Senior Notes Indenture. That certain Indenture, dated as of July 6, 2001, between the Borrower and The Bank of New York, as Trustee, as the same shall be amended, restated, modified, extended, renewed or replaced.”

     (c) The definition of “Senior Notes” is hereby amended by deleting such definition in its entirety and restating it as follows:

“Senior Notes. Those certain 9 1/4% Senior Notes due 2009, in a face amount of $200,000,000 as of July 6, 2001, issued pursuant to the Senior Notes Indenture, as each shall be amended, restated, modified, extended, renewed or replaced.”

     (d) Section 1.1 is further amended by inserting the following definition in the appropriate alphabetical order:

“Liquidity. At any time, the sum of (a) cash and Cash Equivalents plus (b) the Total Commitment minus the Total Outstanding.”

     §2. Amendments to §9 of the Credit Agreement. Section 9 of the Credit Agreement is hereby amended as follows:

     (a) Section 9.4 of the Credit Agreement is hereby amended by deleting such section in its entirety and restating it as follows:

          “9.4. Distributions. The Borrower and its Subsidiaries will not make any Distributions, provided, however, (a) in addition to the Distributions permitted by clauses (b)-(d) below, the Borrower may declare or pay Distributions so long as the aggregate amount of Distributions paid after the Closing Date do not exceed in the aggregate an amount equal to the sum of (i) $70,000,000 plus (ii) fifty percent (50%) of Consolidated Net Income of the Borrower and its Subsidiaries with respect to the period (treated as one accounting period) from the Closing Date to the end of the most recent fiscal quarter, plus (iii) an amount equal to the aggregate amount of cash proceeds received by the Borrower after February 3, 2001, in connection with the proceeds received from the issuance of equity, (b) Subsidiaries of the Borrower may make Distributions to the Borrower and to Subsidiaries of the Borrower that have executed a Guaranty, (c) the Borrower and its Subsidiaries may make Distributions of stock and options to acquire stock pursuant to the terms of their stock option plans, and (d) Michaels Procurement and Michaels Finance may make Distributions contemplated by §8.13 hereof. The Borrower will not hold repurchased shares of its common stock as treasury stock and, upon the Borrower’s repurchase of shares of its common stock, it will immediately cancel and retire such stock.”

     (b) Section 9.5 of the Credit Agreement is hereby amended by deleting such section in its entirety and restating it as follows:

          “9.5. Payments and Modifications of Senior Notes. The Borrower will not and will not permit any of its Subsidiaries to amend, supplement or otherwise modify the terms of the Senior Notes that would result in (a) an increase in the outstanding principal amount of the Senior Notes, (b) an increase in any principal, interest, fees, or other amounts payable under the Senior Notes Indenture or the Senior Notes, (c) a change in any date fixed for any payment of principal, interest, fees, or other amounts payable under the Senior Notes Indenture or the Senior Notes (including, without limitation, as a result of any redemption, defeasance or otherwise), (d) a change in any percentage of holders of the Senior Notes under the Senior Notes Indenture required under the terms of such documents to take (or refrain from taking) any action, (e) a change that grants or permits the granting of any security interest or Lien on any asset or property of the Borrower or any Subsidiary to secure the Senior Notes, or (f) it being more difficult for the Borrower to comply with the covenants contained in such document. Notwithstanding anything contained herein to the contrary, the Borrower and any of its Subsidiaries shall be permitted to prepay, redeem or repurchase, in full (but not in part), the Senior Notes, provided, that, (a) immediately prior to any prepayment, redemption or repurchase, the Borrower has Liquidity of not less than $300,000,000, and (b) immediately after giving effect to the prepayment, redemption or repurchase, no Default or Event of Default then exists or would result from such prepayment, redemption or repurchase.”

     §3. Amendment to §10.4 of the Credit Agreement. Section 10.4 of the Credit Agreement is hereby amended by deleting such section in its entirety and restating it as follows:

          “10.4. Capital Expenditures. The Borrower will not make, or permit any Subsidiary of the Borrower to make, Capital Expenditures in any Fiscal Year set forth in the table below that exceed, in the aggregate, the amount set forth opposite such fiscal year in such table:

Fiscal Year	Amount
2003	$190,000,000
2004	$165,000,000
2005	$200,000,000
2006	$100,000,000

provided, however, that, if during any Fiscal Year, the amount of Capital Expenditures permitted for that Fiscal Year in the table above is not so utilized, twenty five percent (25%) of such unutilized amount may be utilized in the next succeeding fiscal year but not in any subsequent Fiscal Year.”

     §4. Amendment to Exhibit G to the Credit Agreement. Exhibit G to the Credit Agreement is hereby amended by deleting Appendix I attached thereto and replacing such Appendix I in the form attached hereto as Annex A.

     §5. Amendment Fee. The Borrower hereby agrees to pay to each Bank that executes this Third Amendment a fee in an amount equal to 0.05% of the Commitment of each such Bank (the “Amendment Fee”).

     §6. Conditions to Effectiveness. This Third Amendment shall not become effective until the Agent receives the following:

          (a) a counterpart of this Third Amendment, executed by the Borrower, the Guarantor and the Banks;

          (b) payment to the Agent of the Amendment Fee for the account of each Bank; and

          (c) evidence satisfactory to the Agent that all corporate or other similar action has been taken by the Borrower and the Guarantor to authorize the transactions contemplated hereby.

     §7. Representations and Warranties; No Default; Authorization. The Borrower hereby represents and warrants to the Banks and the Agent as follows:

          (a) After giving effect to this Third Amendment, each of the representations and warranties made by the Borrower in the Credit Agreement was true in all material respects as of the date as of which it was made and is true in all material respects as and at the date of this Third Amendment (except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date), and no Default or Event of Default has occurred and is continuing as of the date of this Third Amendment; and

          (b) This Third Amendment has been duly authorized, executed and delivered by the Borrower and is in full force and effect, and the agreements and obligations of the Borrower contained herein and in the Credit Agreement, respectively constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

     §8. Ratification, etc. Except as expressly amended hereby, the Credit Agreement and all documents, instruments and agreements related thereto are hereby ratified and confirmed in all respects. All references in the Credit Agreement or any related agreement or instrument to the Credit Agreement shall hereafter refer to the Credit Agreement as amended hereby.

     §9. No Implied Waiver. Except as expressly provided herein, nothing contained herein shall constitute a waiver of, impair or otherwise affect any Obligations, or any right of any of the Banks or the Agent consequent thereon.

     §10. Counterparts. This Third Amendment may be executed in one or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

     §11. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW OTHER THAN GENERAL OBLIGATIONS LAW §5-1401 AND §5-1402).

[Remainder of Page Intentionally Left Blank]

[Signature Page to Follow]

     IN WITNESS WHEREOF, the undersigned have duly executed this Third Amendment as a sealed instrument as of the date first above written.

MICHAELS STORES, INC.
By:	/s/ David R. Keepes
	Name:	David R. Keepes
	Title:	Treasurer

FLEET NATIONAL BANK, individually and as Agent
By:	/s/ Dan M. Killian
	Name:	Dan M. Killian
	Title:	Managing Director

WELLS FARGO BANK, N.A.
By:	/s/ Linda G. Davis
	Name:	Linda G. Davis
	Title:	Vice President

LASALLE BANK NATIONAL ASSOCIATION
By:	/s/ June Courtney
	Name:	June Courtney
	Title:	Senior Vice President

NATIONAL CITY BANK
By:	/s/ Michael J. Durbin
	Name:	Michael J. Durbin
	Title:	Senior Vice President

US BANK NATIONAL ASSOCIATION (successor by merger to FIRSTAR, N.A.)
By:	/s/ Jennifer L. Thurston
	Name:	Jennifer L. Thurston
	Title:	Assistant Vice President

WACHOVIA BANK NATIONAL ASSOCIATION (successor by merger to FIRST UNION NATIONAL BANK)
By:	/s/ Susan T. Vitale
	Name:	Susan T. Vitale
	Title:	Vice President

COMPASS BANK, an Alabama state bank
By:	/s/ R. Bruce Frey
	Name:	R. Bruce Frey
	Title:	Vice President

THE BANK OF NEW YORK
By:	/s/ Lucille Madden
	Name:	Lucille Madden
	Title:	Vice President

RATIFICATION OF GUARANTY

     The undersigned Guarantor hereby acknowledges and consents to the foregoing Third Amendment as of October 6, 2004, and agrees that the applicable Guarantee from such Guarantor dated as of May 1, 2001 in favor of the Agent for the benefit of the Agent and the Banks and all other Loan Documents to which the Guarantor is a party remain in full force and effect, and the Guarantor confirms and ratifies all of its obligations thereunder.

AARON BROTHERS, INC.
By: /s/ David R. Keepes

Name: David R. Keepes
Title: Treasurer

Address:
c/o Michaels Stores, Inc.
8000 Bent Brach Drive
Irving, TX 75063

ANNEX A

APPENDIX I TO EXHIBIT G

MICHAELS STORES, INC.
COMPLIANCE CERTIFICATE WORKSHEET
AS OF _______ __, ____

Section	Calculation
10.1. Maximum Adjusted Balance Sheet Leverage Ratio
A. Consolidated Funded Debt (sum of (1) through (3))	$—
(1) Outstanding principal amount of the Loans	$—
(2) plus Indebtedness with respect to Capitalized Leases	$—
(3) plus all other Indebtedness subject to payment of interest	$—
B. Six (6) times Consolidated Rental Expense for the four consecutive fiscal quarters just ended	$—
(a) All rental expense of the Borrower and its subsidiaries for such period determined on a consolidated basis in accordance with GAAP	$—
x 6
$—
C. Sum of A. plus B.	$—
D. Total Capital (Item (1) plus Item (2) below)	$—
(1) Consolidated Net Worth (Item (a) minus Item (b))	$—
(a) Consolidated Total Assets	$—
(b) Consolidated Total Liabilities (minus any subscriptions receivable)	$—
(2) Consolidated Funded Debt (Item A. above)	$—
E. Item B above (Six (6) times Consolidated Rental Expense for the four consecutive fiscal quarters just ended)	$—
F. Sum of D. plus E.	$—
G. Ratio of C. to F.	—
Ratio not to exceed 0.75 to 1.00

10.2. Minimum Cash Flow Coverage Ratio
A. Consolidated EBITDAR (sum of (1) through (6)) (all amounts calculated for any period of 4 consecutive fiscal quarters)	$—
(1) Consolidated Net Income of the Borrower and its Subsidiaries	$—
(2) plus income taxes	$—
(3) plus Consolidated Total Interest Expense	$—
(4) plus depreciation and amortization	$—
(5) plus Consolidated Rental Expense	$—
(6) plus noncash charges	$—
B. Fixed Charges (sum of (1) through (3)) (all amounts calculated for the trailing 4 quarters period)	$—
(1) Consolidated Total Interest Expense	$—
(2) plus scheduled principal amortization on Indebtedness (including amortization related to Capitalized Leases)	$—
(3) plus Consolidated Rental Expense	$—
C. Ratio of A. to B.	—
Ratio must be at least 2.15 : 1.00
10.3. Cash Flow Leverage Ratio
A. Consolidated Funded Debt (sum of (1) through (3))	$—
(1) Outstanding principal amount of the Loans	$—
(2) plus Indebtedness with respect to Capitalized Leases	$—
(3) plus all other Indebtedness subject to payment of interest	$—
B. Consolidated EBITDA for such period	$—
(1) Consolidated Net Income of the Borrower and its Subsidiaries	$—
(2) plus income taxes	$—
(3) plus Consolidated Total Interest Expense	$—
(4) plus depreciation and amortization	$—
(5) plus noncash charges	$—
C. Ratio of A. to B.	—
Ratio cannot exceed 1.50 to 1.00

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10.4 Capital Expenditures
A. Aggregate Capital Expenditures of Borrower and its Subsidiaries made year-to-date	$—
B. Aggregate Capital Expenditures of Borrower and its Subsidiaries calculated for the period of four consecutive fiscal quarters just ended	$—
C. Capital Expenditures Permitted in current fiscal year (see table below)	$—
D. Capital Expenditures permitted but not spent in prior fiscal year (carryover amount)	$—
E. Item D. multiplied by .25	$—

     Amount in line A. not to exceed sum of lines C. and D.

Fiscal Year	Capital Expenditures
2003	$190,000,000
2004	$165,000,000
2005	$200,000,000
2006	$100,000,000

9.4. Distributions
A. Aggregate Distributions made by the Borrower after the Closing Date	$—
B. $70,000,000	$70,000,000
C. Consolidated Net Income for Borrower and its Subsidiaries for the period after the Closing Date to the end of the most recent fiscal quarter	$—
D. Item C. multiplied by .50	$—
E. Aggregate amount of cash proceeds received by the Borrower after February 3, 2001 in connection with the issuance of equity.	$—
F. Item B. plus Item D. plus Item E.	$—
Item A. not to exceed Item F. for compliance

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